EXHIBIT 99.2

UNAUDITED FINANCIAL STATEMENTS OF
GREEN-TECH ASSETS, INC. AND AFFILIATE

GREEN-TECH ASSETS, INC. AND AFFILIATE

CONSOLIDATED BALANCE SHEET
(Unaudited)
As of June 30, 2007

Assets
Current Assets
Cash	$70,040
Accounts receivable – less allowance for doubtful accounts of $3,500	258,964
Due from employees	7,694
336,698

Property and equipment, net of accumulated depreciation	47,950

Deposits	5,900
$390,548

Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$235,529
Accounts payable	349,937
Accrued expenses	74,849
Note payable – former stockholders	44,814
Total current liabilities	705,129

Note payable – stockholder	27,392
Total liabilities	732,521
Noncontrolling interest in affiliate	9,513

Stockholders’ Equity
Green-Tech Assets, Inc.:
Common stock, no par value; authorized 10,000,000 shares; issued 5,153,846 shares and outstanding 5,025,641 shares	61,922
CC Laurel, Inc.:
Common stock, .01 par value; authorized 8,000 shares; issued and outstanding 1,000 shares	-
Additional paid-in capital	381,076
Accumulated deficit	(714,670)
(271,672)
Less cost of treasury stock, 128,205 shares	(79,814)
(351,486)
$390,548

See notes to consolidated financial statements

GREEN-TECH ASSETS, INC. AND AFFILIATE

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,
	2007	2006

Net sales	$1,436,603	$504,172
Cost of sales	1,033,647	310,223
Gross profit	402,956	193,949

General and administrative expenses	364,732	304,829

Operating income (loss)	38,224	(110,880)

Interest expense	(10,989)	(12,791)
Other income	-	422
Net earnings (loss) before noncontrolling interest	27,235	(123,249)

Noncontrolling interest	(239,002)	(52,269)

Net (loss)	$(211,767)	$(175,518)

See notes to consolidated financial statements

GREEN-TECH ASSETS, INC. AND AFFILIATE

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2007	2006

Cash flows from operating activities	$(211,767)	(175,518)
Net (loss)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	6,212	6,426
Noncontrolling interest	239,002	52,269
Bad debts	6,094	-
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(67,999)	(14,204)
Prepaid Insurance	7,196	(1,183)
Due from employees	(3,500)	-
Increase (decrease) in:
Accounts payable	89,643	31,987
Accrued expenses	25,092	(226)
Net cash provided by (used in) operating activities	89,973	(100,448)

Cash flows from investing activities
Purchase of property and equipment	(3,827)	(8,126)
Net cash provided by (used in) investing activities	(3,827)	(8,126)

Cash flows from financing activities
Shareholder contributions in Green-Tech Assets, Inc.	243,000	-
Proceeds from note payable – bank	-	76,000
Proceeds from note payable – stockholder	-	5,775
Proceeds from long-term borrowings	-	48,000
Disbursements to former stockholder	(1,000)	(500)
Shareholder distributions from CC Laurel	(243,000)	-
Principal payments on long-term debt	(27,779)	(20,881)
Net cash provided by (used in) financing activities	(28,779)	65,194

Net increase (decrease) in cash	57,367	(43,381)
Cash
Beginning	$12,673	$54,277
Ending	$70,040	$10,896

See notes to consolidated financial statements

GREEN-TECH ASSETS, INC. AND AFFILIATE

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2007	2006

Supplemental disclosure of cash flow information
Cash payments for:
Interest	$10,989	$11,359

Supplemental schedule of noncash investing and financing activity
Advances due from stockholder charged to shareholder distributions in CC Laurel	$25,801	$-
Note payable converted to term debt	$83,500	$-

See notes to consolidated financial statements

GREEN-TECH ASSETS, INC. AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1.                      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business:  Green-Tech Assets, Inc. (the “Company”) is a risk management company that operates within the technology disposition services industry.  Its primary function is to protect its clients against the inherent liabilities associates with hardware disposal.  The Company extends credit to its customers, all on an unsecured basis, on terms that it establishes for individual customers.  The Company’s sales are primarily to customers throughout the United States and Canada.

CC Laurel, Inc., (“CC Laurel”), a Rhode Island based company, is in the business of brokering recycled salvaged materials through EBay.  The majority of the materials are from Green-Tech Assets, Inc., and is owned 100% by a majority stockholder of Green-Tech Assets, Inc.

A summary of the Company and affiliate’s significant accounting policies follows:

Principles of consolidation:  The accompanying consolidated financial statements include the accounts of the above named businesses.  All material related party balances and transactions have been eliminated in consolidation.

Under FASB Interpretation No. 46, Consolidation of Variable Interest Entities, the Company has consolidated the financial statements of CC Laurel, Inc., since it is owned 100% by a majority stockholder of Green-Tech Assets, Inc. and is economically dependent on the Company.

Accounts receivable:  The Company carries its accounts receivable at cost.  On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on history of past write-offs and collections and current credit conditions.

The Company’s policy is to accrue late fees on accounts receivables 30 days after invoice date.  A receivable is considered past due if payments have not been received by the company 45 days after invoice date.  At this time, the customer may be released from applicable risk protection offered to them by the Company.  The Company is entitled to use any collection action method necessary.

Property and equipment:  Property and equipment are stated at cost.  Depreciation is computed by the straight-line method over the following estimated useful lives:

Years
Computer equipment	5
Leasehold improvements	15-20
Machinery and equipment	7-10
Office furniture and fixtures	7-10
Transportation equipment	7

GREEN-TECH ASSETS, INC. AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1.                      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of estimates:  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.  Actual results could differ form those estimates.

Advertising costs:  The Company and CC Laurel charge advertising costs to expense as incurred.  Advertising costs for the six months ended December 31, 2006 and 2005 totaled $263 and $-0-, respectively.

Income taxes:  The Company and CC Laurel, with the consent of their stockholders, have elected to be “S” Corporations under the Internal Revenue Code.  In lieu of paying corporate income taxes, the stockholders are taxed individually on the company and CC Laurel’s taxable income.  Therefore, no provision or liability for federal or state income taxes has been made.

Note 2.                      CASH

The Company and CC Laurel maintain their cash in bank deposit accounts which, at times, may exceed federally insured limits.  The Company and CC Laurel have not experienced any losses in such accounts.  The Company and CC Laurel believe they are not exposed to any significant credit risk on cash.

Note 3.                      PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of June 30, 2007:

Computer equipment	$18,350
Leasehold improvements	11,784
Machinery and equipment	18,900
Office furniture and fixtures	5,716
Transportation equipment	24,010
78,760
Less accumulated depreciation	(30,810)
$47,950

Note 4.                      LONG-TERM DEBT

Long-term debt consisted of the following:

11% vehicle note payable, due in monthly installments of $733 through August 2008, guaranteed by the majority stockholders.	$9,028
8% note payable, bank loan, due in monthly installments of $1,693 through February 2012, collateralized by all corporate assets, guaranteed by the majority stockholders and CC Laurel, Inc.	78,900
7% note payable, bank loan, due in monthly installments of $4,103 through December 2010, collateralized by al corporate assets.	144,382
37.87% equipment lease payable due in monthly installments of $225 through February 2009, collateralized by the equipment.	3,219
$235,529

As described in Note 10, the Company and CC Laurel entered into an asset purchase agreement, selling substantially all of their assets.  As part of this agreement, the buyer has agreed to assume certain liabilities, including the long-term debt.  Therefore, the total amount of the long-term debt has been reported as current in the accompanying consolidated balance sheet.

Note 5.  OPERATING LEASES

Green-Tech Assets, Inc. leases its warehouse space under a year-to-year agreement which expires in December 2007 and renews each year.  The warehouse agreement also requires the payment of a portion of property taxes, normal maintenance and insurance.

Green-Tech Assets, Inc. leases its office space under an agreement which expires May 2010 and requires a minimum annual rent.

Rent expense for the six months ended June 30, 2007 and 2006 totaled $32,931 and $39,118, respectively.

In connection with the Asset Purchase Agreement described in Note 10 to the financial statements, the leases were cancelled effective August 1, 2007.  The cancellation costs were not material and as such, have not been included in the financial statements.

Note 6.  RELATED PARTY TRANSACTIONS

Green-Tech Assets, Inc. was indebted on a note to certain stockholders at June 30, 2007, in the amount of $27,392.  The note is non-interest bearing, unsecured and due on demand.  The stockholders have waived demand for payment until after December 31, 2007.

Note 7.  ECONOMIC DEPENDENCY

Green-Tech Assets, Inc. sells a substantial portion of its services to one customer.  For the six months ended June 30, 2007 and 2006, the Company sold approximately 60% and 25%, respectively, to this customer.  At June 30, 2007, the amount due from this customer included in accounts receivables was $113,840.

GREEN-TECH ASSETS, INC. AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8.  STOCK OPTION AND GRANT PLAN

In 2002, Green-Tech Assets, Inc. adopted a stock option plan with 2,000,000 shares of common stock reserved for the grant of options to key employees of the Company.  Out of the 2,000,000 shares of common stock reserved, 1,275,000 shares were granted to key employees of the Company as of June 30, 2007.

Green-Tech Assets, Inc.’s stock option plan granted options, with a maximum term of ten years, to purchase common stock at the exercise price of $.39 per share.  The options vest over various terms through 2006.  Stock options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of shares to be purchased.  None of the options have been exercised to date.

Note 9.  NOTE PAYABLE - FORMER STOCKHOLDERS

Green-Tech Assets, Inc. is indebted to two of its former stockholders at December 31, 2006, in the amount of $44,814, based upon a stock redemption agreement.  Green-Tech Assets, Inc. purchased 128,205 shares of its own stock from these two former stockholders.  The note is currently due.

Note 10.  ASSET PURCHASE AGREEMENT

On August 1, 2007, the Company executed an Asset Purchase Agreement selling substantially all of its assets, including all equipment, customer lists and contracts.  In consideration, the Company’s shareholders received cash, notes receivable and stock in the buyer.  In addition, the buyer assumed substantially all of the Company’s liabilities including accounts payable and bank debt.
The total purchase price is computed as follows:

Cash	$600,000
Note issued to shareholders	166,828
Stock of acquiring company issued to shareholders	20,000
Assumption of trade payables	224,953
Assumption of notes payable and other amounts due	477,653
Miscellaneous adjustment credited to purchaser	(7,325)
Total purchase price	$1,482,109